UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2006

Exact Name of Registrant as Specified
	in Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number
1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

8.01 Other Events.
     On May 30, 2006, Arizona Public Service Company (“APS”) entered into oral arrangements with members of APS’ Nuclear Oversight Committee (“NOC”) pursuant to which each will provide nuclear advisory services to APS on an as-requested basis, subject to availability. APS will compensate the members at the rate of $1,600 per day, plus expenses, for these services. William L. Stewart is a member of the NOC and serves on the board of directors of Pinnacle West Capital Corporation, APS’ corporate parent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: May 30, 2006	By:	/s/ Barbara M. Gomez
Barbara M. Gomez
Vice President and Treasurer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: May 30, 2006	By:	/s/ Barbara M. Gomez
Barbara M. Gomez
Vice President and Treasurer

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